UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

 MYnd Analytics, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12v-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2018, MYnd Analytics, Inc. (the “Company”) entered into definitive agreements with five purchasers relating to a private placement of an aggregate of 459,458 units for $1.85 per unit, with each unit consisting of one share of Common Stock, par value $0.001 per share (“Common Stock”) and one Common Stock Purchase Warrant (the “Warrants”) to purchase one share of Common Stock for $2.00 per share. The closing price per share of the Common Stock on the Nasdaq Stock Market on September 20, 2018 was $1.72 per share.

The Warrants will be exercisable for a period of five years commencing six months from the initial closing date of the private placement at an exercise price of $2.00 per share. The exercise price is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may not be exercised on a cashless basis.

The units were offered and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each purchaser represented that it/he/she is an accredited investor and that it/he/she acquired the units for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the securities described herein.

John Pappajohn, Robin L. Smith and Peter Unanue, each a director of the Company, purchased 135,135, 13,513 and 27,027 units, respectively. RSJ Investments SICAV as., acting in respect of its sub-fund (podfond) RSJ Gradus podfond, RSJ Investment SICAV a.s. acting by its corporate director RSJ Investments investiční společnost a. s., subscribed for 270,270 units. George C. Carpenter IV, President and Chief Executive Officer of the Company, subscribed for 13,513 units.

The Company expects to use the approximately $850,000 of gross proceeds from the sale for general corporate purposes and expansion activities. Of note, from June 30, 2018 through September 15, 2018, the Company raised an additional $1.4 million through the sale of shares of Common Stock pursuant to its purchase agreement with Aspire Capital dated May 15, 2018 ("Purchase Agreement") at an average $2.11 per share price. As a result, the Company has reached the pre-arranged Exchange Cap (as defined in the Purchase Agreement), which limits the number of shares that the Company can sell to Aspire Capital under the Purchase Agreement without obtaining shareholder approval.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYND ANALYTICS, INC.

September 25, 2018	By:	/s/ Donald D’Ambrosio
Name: Donald D’Ambrosio
Title: Chief Financial Officer